Exhibit 10.2
[Non-Employee Director Grants]
Restricted Stock Award Agreement
Under the 2006 Equity and Performance
Incentive Plan
Kaiser Aluminum Corporation

Kaiser Aluminum Corporation
2006 Equity and Performance Incentive Plan
Restricted Stock Award Agreement
     As a Non-Employee Director of the Company, you are receiving this grant of Restricted Stock pursuant to the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan (the “Plan”), as specified below:

Director:

Date of Grant:

Number of Shares of Restricted Stock Granted:

Purchase Price: $         per share of Restricted Stock
     Lapse of Restriction Date: Restrictions placed on the shares of Restricted Stock shall lapse on the date and in the amount listed below:

Date on Which	Number of Shares for	Cumulative Number of Shares
Restrictions Lapse	Which Restrictions Lapse	for Which Restrictions Lapse

     THIS RESTRICTED STOCK AWARD AGREEMENT, effective as of the Date of Grant set forth above (this “Agreement”), represents the grant of Restricted Stock by Kaiser Aluminum Corporation, a Delaware corporation (the “Company”), to the Director named above, pursuant to the provisions of the Plan.
     The Plan provides a complete description of the terms and conditions governing the Restricted Stock. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
     1. Service as a Director of the Company. Except as may otherwise be provided in Sections 5 or 6 of this Agreement, the shares of Restricted Stock granted hereunder are granted on the condition that the Director remains a Director of the Company from the Date of Grant through (and including) the “Date on which Restrictions Lapse” set forth in the table above opposite such number of shares of Restricted Stock (such applicable periods each being referred to herein as a “Period of Restriction”).
     This grant of Restricted Stock shall not confer any right to the Director to be granted Restricted Stock or other Awards in the future under the Plan.

     2. Certificate Legend. Each certificate representing, or book-entry account maintaining, shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:
“The sale or other transfer of the shares of common stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan (the “Plan”), and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from Kaiser Aluminum Corporation.”
     3. Receipt and Delivery of Stock; Removal of Restrictions.
(a)	The Director waives receipt from the Company of a certificate or certificates representing the shares of Restricted Stock granted hereunder, registered in the Director’s name and bearing a legend evidencing the restrictions imposed on such shares of Restricted Stock by this Agreement. The Director acknowledges and agrees that the Company shall retain custody of such certificate or certificates until the restrictions imposed by this Agreement on the shares of Restricted Stock granted hereunder lapse. The Director acknowledges and agrees that, alternatively, the shares of Restricted Stock granted hereunder may be maintained in book-entry form with instructions from the Company to the Company’s transfer agent that such shares shall remain restricted until the restrictions imposed by this Agreement on such shares lapse. The Participant will provide the Company a duly signed stock power in such form as may be requested by the Company.

(b)	Except as may otherwise be provided herein and in the Plan, the shares of Restricted Stock granted pursuant to this Agreement shall become freely transferable by the Director on the date and in the amount set forth under the Lapse of Restriction Dates above, subject to all restrictions on transfers imposed by the Company’s certificate of incorporation, bylaws or insider trading policies as in effect from time to time or by applicable federal or state securities laws. Once shares of Restricted Stock granted pursuant to this Agreement are no longer subject to any restrictions on transfer under this Agreement or the Plan, the Director shall be entitled to have the legend required by Section 2 of this Agreement removed from the applicable stock certificates or book-entry account.
     4. Voting Rights and Dividends. During a Period of Restriction, the Director may exercise full voting rights and shall receive all dividends and other distributions paid with respect to the shares of Restricted Stock held by the Director; provided, however, that if any such dividends or distributions are paid in shares of the Company’s capital stock, such shares shall be subject to the same restrictions on transferability as are the shares of Restricted Stock with respect to which they were paid.

     5. Termination as a Director.
(a)	By Death. In the event the service of the Director to the Company is terminated by reason of death during a Period of Restriction, all shares of Restricted Stock held by the Director at the time of death shall no longer be subject to the Period of Restriction and shall become freely transferable (subject, however, to all restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws or by applicable federal or state securities laws) by such Person or Persons as shall have been named as the Director’s beneficiary, or by such Persons that have acquired the Director’s rights under the shares of Restricted Stock by will or the laws of descent and distribution. Once the shares of Restricted Stock are no longer subject to any restrictions on transfer under this Agreement or the Plan, the Person holding such shares shall be entitled to have the legend required by Section 2 of this Agreement removed from the applicable stock certificates or book-entry account.

(b)	By Disability. In the event the services of the Director to the Company is terminated by reason of Disability (as defined in this Section 5(b)) during a Period of Restriction, all shares of Restricted Stock held by the Director at the time of employment termination shall no longer be subject to the Period of Restriction and shall become freely transferable (subject, however, to all restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws or by applicable federal or state securities laws) by the Director. Once shares of Restricted Stock are no longer subject to any restrictions on transfer under this Agreement or the Plan, the Person holding such shares shall be entitled to have the legend required by Section 2 of this Agreement removed from the applicable stock certificates or book-entry account.

“Disability” shall be defined as a disability as a result of bodily injury, disease or mental disorder which results in the inability of the Director to continue to serve as a director of the Company.

(c)	For Other Reasons. In the event the service of the Director to the Company is terminated for any reason other than the reasons set forth in Section 5(a) or 5(b) of this Agreement during a Period of Restriction, all shares of Restricted Stock held by the Director at such time and still subject to the restrictions on transfer pursuant to Section 7 of this Agreement shall be forfeited by the Director to the Company. Upon forfeiture of the Restricted Stock, the Company shall have the right, at the sole discretion of the Board, to vest all or any portion of the Restricted Stock grant held by the Director.
     6. Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company during a Period of Restriction and prior to the Director’s termination of service as a Director, the Period of Restriction shall immediately lapse, with all such shares of Restricted Stock vesting and becoming freely transferable by the Director, subject to restrictions on transfers imposed by the Company’s certificate of incorporation, bylaws or insider trading policies as in effect from time to time or by applicable federal or state securities laws.

     7. Restrictions on Transfer. Unless otherwise determined by the Committee in accordance with the Plan, during the applicable Period of Restriction, shares of Restricted Stock granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (a “Transfer”), other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. If, during a Period of Restriction, any Transfer, whether voluntary or involuntary, of shares of Restricted Stock is made other than in accordance with this Agreement or the Plan, or if any attachment, execution, garnishment or lien shall be issued against or placed upon the shares of Restricted Stock, the Director’s right to such shares of Restricted Stock shall be immediately forfeited by the Director to the Company, and all obligations of the Company under this Agreement shall terminate.
     8. Beneficiary Designation. The Director may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of the Director’s death before the Director receives all of such benefit. Each such designation shall revoke all prior designations by the Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Director in writing with the Vice President Human Resources of the Company during the Director’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Director’s death shall be paid to the Director’s estate.
     9. Miscellaneous.
(a)	This Agreement and the rights of the Director hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Director.

(b)	In accordance with Section 19 of the Plan, the Board may terminate, amend or modify the Plan.

(c)	The Director agrees to take all steps necessary to comply with all applicable provisions with respect transfers of the Company’s securities imposed by the Company’s certificate of incorporation, bylaws and insider trading policies as in effect from time to time and federal and state securities laws in exercising his or her rights under this Agreement.

(d)	All obligations of the Company under the Plan and this Agreement, with respect to the Restricted Stock, shall be binding on any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company.

(e)	This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

(f)	Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Director at the address set forth below, or in either case at such address as one party may subsequently furnish to the other party in writing.

(g)	Neither this Agreement nor the grant of Restricted Stock contemplated hereby shall become effective unless and until the Company receives a copy of this Agreement and a stock power in the form requested by the Company executed by the Participant.
     10. Definitions.
(a)	"Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(b)	"Board” or “Board of Directors” means the Board of Directors of the Company.

(c)	"Business Combination” means a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or entity, or other transaction.

(d)	"Change in Control” means the occurrence on or after the date of this Agreement of any of the following events:
(i)	the acquisition by any Person of Beneficial Ownership of 35% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that:
(A)	for purposes of this Section 12(d)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition of Voting Stock of the Company directly from the Company (x) pursuant to the POR or (y) that is approved by a majority of the Incumbent Directors, (2) any acquisition of Voting Stock of the Company by the Company or any Subsidiary, (3) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary (other than any voluntary employee beneficiary association established in connection with the POR), and (4) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 12(d)(iii) below;

(B)	if any Person acquires Beneficial Ownership of 35% or more of combined voting power of the then-outstanding Voting Stock of the Company as a result of a transaction described in clause (A)(1) of Section 12(d)(i) and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company pursuant to the POR, in an acquisition directly from the Company in a transaction that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition shall be deemed to constitute a Change in Control;
(C)	a Change in Control will not be deemed to have occurred if a Person acquires beneficial ownership of 35% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company pursuant to the POR, in an acquisition directly from the Company in a transaction that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

(D)	if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 35% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns less than 35% of the Voting Stock of the Company, then no Change in Control shall have occurred as a result of such Person’s acquisition; or
(ii)	a majority of the Directors are not Incumbent Directors; or

(iii)	the consummation of a Business Combination, unless, in each case, immediately following such Business Combination (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including without limitation an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business Combination, any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination (other than any voluntary employee beneficiary association established in connection with the POR) or any Person that immediately prior to such Business Combination owns, directly or indirectly, 35% or more of the Voting Stock of the Company so long as such Person does not at such time own, directly or indirectly, more than 1% of the securities of the other corporation or other entity involved in such Business Combination to be converted into or exchanged for shares of Voting Stock of the entity resulting from such Business Combination pursuant to such Business Combination)) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 12(d)(iii).
(e)	"Director” shall mean a member of the Board of Directors of the Company.

(f)	"Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(g)	"Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(h)	"Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).
(i)	"POR” means the Second Amended Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of Their Debtor Affiliates, as modified, filed pursuant to section 1121(a) of title 11 of the United States Code and confirmed by an order of the United States Bankruptcy Court for the District of Delaware entered on February 6, 2006, which confirmation was affirmed by an order of the United States District Court for the District of Delaware entered on May 11, 2006.

(j)	"Voting Stock” means securities entitled to vote generally in the election of directors (or similar governing bodies).

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed effective as of the Date of Grant.

Kaiser Aluminum Corporation

By:

Name:

Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof are hereby agreed to by the Director.

Director

Director’s name and address:

DESIGNATION OF BENEFICIARY:
I hereby designate                                                                                                      as my primary beneficiary, and                                                                                   as my contingent beneficiary, hereunder in the event of my death.

STOCK POWER
     For value received, the undersigned does hereby sell, assign and transfer unto Kaiser Aluminum Corporation (the “Company”) that number of shares of the Company’s common stock awarded to the undersigned pursuant to the Restricted Stock Award Agreement with a Grant Date of                                          (the “Agreement”) that is the subject of forfeiture under the terms of the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan (the “Plan”) or that is transferred to the Company in satisfaction of the withholding obligations of the undersigned as provided in the Plan and the Agreement, and the undersigned does hereby irrevocably constitute and appoint the Secretary or Treasurer of the Company to transfer said stock on the books of the Company, with full power of substitution in the premises.

Date:

Participant